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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of earliest event reported): June 24, 2003



                          AmerisourceBergen Corporation
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               (Exact Name of Registrant as Specified in Charter)




    Delaware                        1-16671                      23-3079390
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(State or Other                  (Commission                 (I.R.S. Employer
Jurisdiction of                  File Number)                Identification No.)
Incorporation)



    1300 Morris Drive
    Chesterbrook, PA                                               19087-5594
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    (Address of principal executive offices)                        (Zip Code)



       Registrant's telephone number, including area code: (610) 727-7000
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)
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Item 5. Other Events and Regulation FD Disclosure.


      On June 24, 2003, AmerisourceBergen Corporation (the "Company") announced the closing of the acquisition of Anderson Packaging, Inc. for approximately $102.5 million, including assumed debt of approximately $18 million. The Company issued 814,145 shares of its common stock upon the closing of the acquisition in partial payment of the purchase price. Such shares have been registered by the Company under the Securities Act of 1933, as amended, for resale by the recipients thereof. The remainder of the purchase price was funded using cash. The purchase price is subject to potential adjustment based on the closing net worth of Anderson Packaging, Inc.

      A copy of the news release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.


      (c)   Exhibits

            99.1  News Release dated June 24, 2003
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMERISOURCEBERGEN CORPORATION

                                          By: /s/ Michael D. DiCandilo
                                             ------------------------------
                                              Name:   Michael D. DiCandilo
                                              Title:  Senior Vice President and
                                                      Chief Financial Officer

Date: June 24, 2003
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                                  EXHIBIT INDEX

Exhibit No.                 Description
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99.1                        News Release dated June 24, 2003